UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 4, 2017

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2017, Apollo Global Management, LLC (the “Company”) entered into new employment agreements with each of Leon Black, Chairman and Chief Executive Officer of the Company, Joshua Harris, Senior Managing Director of the Company and Marc Rowan, Senior Managing Director of the Company (each of Messrs. Black, Harris and Rowan, an “Executive” and collectively, the “Executives”), providing the terms of their continued employment by the Company (the “Employment Agreements” and each an “Employment Agreement”). The terms of each of the Employment Agreements are substantially similar to the terms of the employment agreements each of the Executives previously executed on July 9, 2012.

Description of the Executives’ Employment Agreements

Pursuant to the Employment Agreements, each Executive is entitled to receive an annual salary of $100,000. Each Executive is entitled to participate in the Company’s employee benefit plans as in effect from time to time.

The term of each Employment Agreement commences on January 4, 2017 and will terminate on the third anniversary of such date. Each Executive has the right to terminate his employment voluntarily at any time, but the Company may terminate his employment only for cause or by reason of disability.

The Employment Agreements require each Executive to protect the confidential information of the Company both during and after employment. In addition, until one year after his employment terminates, each Executive is required to refrain from soliciting employees under specified circumstances or interfering with the Company’s relationships with investors and to refrain from competing with the Company in a business that involves primarily (i.e., more than 50%) third-party capital, whether or not the termination occurs during the term of the agreement or thereafter.

The Company may terminate each Executive’s employment during the term of the Employment Agreement solely for cause or by reason of his disability (as such terms are defined in the Employment Agreement). Under each Employment Agreement, if the Company terminates the Executive’s employment for cause or his employment is terminated by reason of death or disability, or if he terminates his employment voluntarily, he will be paid only his accrued but unpaid salary through the date of termination.

The description of the terms of the Employment Agreements contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: January 6, 2017	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer